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                                  EXHIBIT 10.3

                  FOURTH AMENDMENT TO LINE OF CREDIT AGREEMENT


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                               FOURTH AMENDMENT TO
                            LINE OF CREDIT AGREEMENT
                            ------------------------

         THIS FOURTH AMENDMENT TO LINE OF CREDIT AGREEMENT ("Amendment") is made as of the 24th day of October, 1997, among D.I.Y. HOME WAREHOUSE, INC., an Ohio corporation, with its principal place of business located at 5811 Canal Road, Suite 180, Valley View, Ohio 44125 (the "Borrower"), as borrower, NATIONAL CITY BANK OF COLUMBUS, formerly known as National City Bank, Columbus, a national banking association, with its principal office located at 155 East Broad Street, Columbus, Ohio 43251 ("NCBC"), and OLD KENT BANK, f/k/a Old Kent Bank and Trust Company, a Michigan banking corporation, with its principal office located at One Vandenberg Center, Grand Rapids, Michigan 49503 ("Old Kent"), as lenders, (NCBC and Old Kent each herein, separately, called a "Bank" and, collectively, called the "Banks"), and NCBC, as agent for itself and Old Kent (the "Agent").

                                    RECITALS

         A. The Banks and the Borrower have entered into a certain Line of Credit Agreement for Real Estate Loans dated as of April 28, 1995, as amended by the First Amendment to Line of Credit Agreement dated as of September 15, 1995, as further amended by the Second Amendment to Line of Credit Agreement dated as of December 22, 1995, and as further amended by the Third Amendment to Line of Credit Agreement dated as of December 23, 1996 (collectively, the "Loan Agreement"), pursuant to which the Banks have loaned to the Borrower an aggregate principal amount of Seven Million Nine Hundred Seventy-Five Thousand Dollars ($7,975,000.00) ("Loan").

         B. The Loan is evidenced by two (2) Mortgage Notes dated April 28, 1995, by the Borrower to each of NCBC and Old Kent, each in the original principal amount of One Million Six Hundred Eighty-Seven Thousand Five Hundred Dollars ($1,687,500.00) and two (2) Mortgages Notes dated September 15, 1995, by the Borrower to each of NCBC and Old Kent, each in the original principal amount of Two Million Three Hundred Thousand Dollars ($2,300,000.00) (collectively, the "Notes").

         C. The Banks and the Borrower have agreed to certain amendments with respect to the Loan.

         NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Banks agree as follows:

         1. MINIMUM TANGIBLE NET WORTH. Section 7.3 of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:

                  7.3 MINIMUM TANGIBLE NET WORTH. Permit its tangible net worth to be less than $33,500,000.00 plus the sum of all Net Income Adjustments as calculated quarterly commencing with the third quarter of fiscal year 1997. As used herein, "Net Income Adjustment" shall mean an amount equal to fifty percent (50%) of the



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          Borrower's net income as measured at the end of each fiscal quarter commencing with the third quarter of fiscal year 1997. For purposes of this Agreement, losses shall be considered zero (0) net income for the determination of a change in the required minimum tangible net worth and tangible net worth shall be defined as shareholders' equity minus intangible assets such as goodwill, Restricted Investments, capitalized loan fees, underwriters' discounts, non-compete agreements and deferred costs.

         2. CAPITAL EXPENDITURES. Section 7.4 of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:

                  7.4 CAPITAL EXPENDITURES. Make capital expenditures for real estate, machinery, equipment, vehicles, furniture, fixtures, leasehold improvements or any other fixed assets in an aggregate amount greater than Eleven Million Dollars ($11,000,000.00) during any one (1) fiscal year commencing with fiscal year 1997. No unused portion of any capital expenditure allowance provided for in this Section 7.4 for any fiscal year shall be available to the Borrower for use in any subsequent fiscal year.

         3. RATIFICATION AND CERTIFICATION AS TO REPRESENTATIONS AND WARRANTIES. The Loan Agreement is in all respects ratified and confirmed by the parties hereto, and the Loan Agreement and this Amendment shall be read, taken and construed as one and the same instrument. Except as modified herein, the Loan Agreement remains unchanged and in full force and effect. Except as otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Loan Agreement. The Borrower hereby acknowledges and certifies that all other representations and warranties made in the Loan Agreement continue to be true and correct as of the date hereof and that there are no defaults existing under the covenants or other terms of the Loan Agreement. The Borrower hereby ratifies and confirms the Borrower's obligations and all liability to the Banks under the terms and conditions of the Loan Agreement and the Notes, and acknowledges that the Borrower has no defenses to or rights of setoff against the Borrower's obligations and all liability to the Banks thereunder. The Borrower hereby further acknowledges that the Banks have performed all of the Banks' obligations to date under the Loan Agreement.

         4. REFERENCES TO LOAN AGREEMENT. All references in each of the Notes to the Loan Agreement shall mean and refer to the Loan Agreement, as amended by this Amendment.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by each in manner and form sufficient to bind them and duly authorized in the premises as of the day and year first above written.

NATIONAL CITY BANK OF COLUMBUS,          D.I.Y. HOME WAREHOUSE, INC.
formerly known as National City
Bank, Columbus

By:   /s/ Joseph L. Kwasny, Jr.          By: /s/ Marilyn A. Eisele
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Its:  Assistant Vice President           Its:  Vice  President
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OLD KENT BANK                            NATIONAL CITY BANK OF
                                         COLUMBUS, formerly known as National
                                         City Bank, Columbus, as Agent

By:   /s/ Timothy O'Rouke                By:   /s/ Joseph L. Kwasny, Jr.
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Its:  Vice President                     Its:  Assistant Vice President
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